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                                FBL VARIABLE INSURANCE
                                     SERIES FUND

                            DECLARATION OF TRUST AMENDMENT

     AMENDMENT, dated as of November 25, 1991, to the Declaration of Trust (the "Declaration of Trust") of FBL Variable Insurance Series Fund (the "Trust"), dated November 3, 1986 and amended April 1, 1987 and August 21, 1990.

     WHEREAS, the Trust was established by Declaration of Trust on November 3, 1986 under the laws of the Commonwealth of Massachusetts; and

     WHEREAS, the Declaration of Trust was executed by the three Trustees named in the Declaration of Trust who, at the first meeting of the Board of Trustees held on March 3, 1987, fixed the number of Trustees to constitute the initial Board of Trustees at eight, and, to fill the five vacancies created thereby, appointed five additional individuals to serve as Trustees, and the Trustees later fixed the number of Trustees at nine, and, to fill the vacancy created thereby, appointed an additional individual to serve as Trustee; and

     WHEREAS, the Declaration of Trust as amended April 1, 1987 provides for the establishment of six series of shares, to wit: the Money Market Portfolio, Growth Common Stock Portfolio, Aggressive Common Stock Portfolio, High Quality Bond Portfolio, High Yield Bond Portfolio and Managed Portfolio; and

     WHEREAS, the Declaration of Trust as amended August 21, 1990, established a new seventh series of shares designated Blue Chip Portfolio; and

     WHEREAS, at a meeting held on November 13, 1991, the shareholders of Aggressive Growth Common Stock Portfolio, by Majority Shareholder Vote pursuant to Section 1 of Article VIII and Section 4 of Article XII of the Declaration of Trust, approved a plan of reorganization (unanimously approved by the Board of Trustees of the Trust at a meeting held on August 15, 1991 and more fully described in a proxy statement distributed to shareholders of that Portfolio on or about September 30, 1991) whereby all the assets of the Aggressive Growth Common Stock Portfolio of the Trust were to be transferred to the Growth Common Stock Portfolio of the Trust in exchange for shares of the Growth Common Stock Portfolio and all liabilities of the Aggressive Growth Common Stock Portfolio were to be assumed by the Growth Common Stock Portfolio, and

     WHEREAS, the Plan of Reorganization also provided for the amendment of
Section 7 of Article III of the Declaration of Trust as of the Closing Date of the Reorganization as defined in the Plan; and

     WHEREAS, at this same meeting, the shareholders of Aggressive Growth Common Stock Portfolio, by Majority Shareholder Vote pursuant to the authorities cited above, also approved an amendment to the Declaration of Trust to reflect the elimination of the Aggressive Growth Common Stock Portfolio; and


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     WHEREAS, the Closing Date of the Plan was November 25, 1991;

     NOW, THEREFORE, pursuant to Section 7 of Article MI of the Declaration of Trust, the Trustees of the Trust hereby amend the Declaration of Trust as set forth below

     1. Section 7 of Article III of the Declaration of Trust is hereby amended by deleting the first paragraph thereof and substituting in its place, the following:

          Section 7. ESTABLISHMENT AND DESIGNATION OF SERIES, Without limiting the authority of the Trustees as set forth in Section 6, INTER ALIA, to establish and designate any further series or to modify the rights and preferences of any series, the Money Market Portfolio, Growth Common Stock Portfolio, High Yield Bond Portfolio, High Quality Bond Portfolio, Managed Portfolio and Blue Chip Portfolio shall be, and each is, hereby established and designated. Shares of a series shall be preferred over shares of all other series in respect of the assets of that series.

      2. The Trustees of the Trust hereby reaffirm the Declaration of Trust, as amended, in all respects.

      3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument as of the date and year first above written.


/s/ Merlin D. Plagge
---------------------------------
Merlin D. Plagge*, as Trustee
and not individually


/s/ Eugene R. Maahs                          /s/ Erwin H. Johnson
---------------------------------            ---------------------------------
Eugene R. Maahs*, as Trustee                 Erwin H. Johnson*, as Trustee
and not individually                         and not individually



/s/ Stephen M. Morain                        /s/ Ann Jorgensen
---------------------------------            ---------------------------------
Stephen M. Morain, as Trustee                Ann Jorgensen*, as Trustee
and not individually                         and not individually


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Donald G. Bartling                           Dale W. Nelson
---------------------------------            ---------------------------------
Donald G. Bartling*, as Trustee              Dale W. Nelson*, as Trustee
and not individually                         and not individually


/s/ John R. Graham                           /s/ Curtis C. Pietz
---------------------------------            ---------------------------------
John R. Graham*, as Trustee                  Curtis C Pietz*, as Trustee
and not individually                         and not individually


* By /s/ Stephen M. Morain, Attorney-in-Fact, pursuant to Power of Attorney Stephen M. Morain

State of    Iowa

County of   Polk

     On this 3rd day of December, 1991, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Stephen M. Morain, to me known to be one of the persons who executed the foregoing instrument, and he acknowledged that he executed the same as his voluntary act and deed.



                                                  /s/ Sue A. Roxberg
                                                            Notary Public

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